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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of Earliest Event Reported) May 2, 2004

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                           EARTH SEARCH SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   87-0437723
                      (IRS Employer Identification Number)

                                 1729 MT HWY. 35
                               KALISPELL, MT 59901
                    (Address of principal executive offices)

                            LARRY F. VANCE, PRESIDENT
                           EARTH SEARCH SCIENCES, INC.
                                 1729 MT HWY 35
                               KALISPELL, MT 59901
                     (Name and address of agent for service)

                                 (406) 751-5200
          (Telephone number, including area code of agent for service)


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SECTION 8 - OTHER EVENTS

ITEM 8.01  OTHER EVENTS
-----------------------

Earth Search Sciences, Inc., an airborne hyperspectral remote sensing company, has filed a civil suit in the United States District Court for the Eastern District of Virginia against The Boeing Company. The plaintiffs, Earth Search Sciences, Inc. and it's subsidiary company Space Technology Development Corp., allege that both companies suffered substantial damages as a direct result of Boeing's breach of contract and breach of the covenant of good faith and fair dealing.

The case goes back to the hyperspectral remote sensing satellite project, the Naval EarthMap Observer Satellite ("NEMO"), involving the plaintiffs and the U.S. Navy.

The Company has negotiated a settlement with Dr. Arnett, a shareholder of Earth Search Sciences Inc., wherein Dr. Arnett has agreed to finance all legal expenses regarding the Boeing court action in exchange for a distribution of any settlement received.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS
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   FINANCIAL STATEMENTS

            None

   EXHIBITS

            None
















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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       EARTH SEARCH SCIENCES, INC.



                                       By: /s/ Larry F Vance
                                          -------------------------------------
                                          Larry F. Vance, President


Date:  May 2, 2005

























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